IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX LICENSES EXCLUSIVE RIGHT TO KODAK’S

NEXT-GENERATION LASER PROJECTION TECHNOLOGY

Groundbreaking technology will enable IMAX® film-based screens over 80 feet and dome theatres to deliver the highest-quality digital content available for the first time ever

NEW YORK (Oct. 17, 2011) – IMAX Corporation (NYSE: IMAX; TSX: IMX) and Eastman Kodak Company (NYSE: EK) announced today a relationship that will broaden the application of digital cinema technologies in theatres and enhance the consumer’s movie-going experience.

The companies announced that IMAX has licensed from Kodak certain exclusive rights in the digital cinema field to a portfolio of more than 50 patent families covering fundamental laser projection technology. IMAX also licensed from Kodak certain exclusive rights in the digital cinema field to a broader range of Kodak patents covering complementary technologies useful for laser projection products. While the agreement is royalty bearing to Kodak, the specific terms of the deal were not announced.

IMAX’s licensing of Kodak’s revolutionary laser projection technology and patents will enable IMAX, for the first time ever, to deliver the highest-quality digital content available to IMAX® film-based screens larger than 80 feet and to dome theatres. This technology also will allow IMAX to distribute content with greater efficiency to the company’s global theatre network.

“This Kodak intellectual property is truly cutting edge, and will be used by IMAX’s esteemed Technology Group to enhance the cinematic experience for consumers, enable the application of digital technology in our larger and institutional theatres, and make being in business with IMAX even easier and more profitable,” said IMAX CEO Richard L. Gelfond. “It is a testament to Kodak’s strong heritage in film and tradition of excellence that we believe this deal further differentiates IMAX in terms of innovation and technological advancement in large-screen cinematic experiences.”

IMAX expects to introduce the new laser-projection technology by the second half of 2013 and that it will provide the company’s largest screen and dome customers – which have previously only had access to analog film – with a full array of digital content, which often includes Hollywood’s biggest IMAX DMR® titles.

Kodak engineers will work closely with IMAX engineers over the next 18 months to assist with the implementation of the technology into the IMAX product family.

“We are delighted to be licensing our technology to a company as innovative as IMAX,” said Kim Snyder, President, Entertainment Imaging, and Vice President, Eastman Kodak Company. “Because this technology produces the deepest blacks, and the brightest 3D of any system demonstrated to date, it will truly make the movies more exciting for consumers, and that creates a strong value proposition for the studios and exhibitors as well. That’s the ultimate measure of this relationship. We look forward to working with the IMAX team to make this vision a reality.”

Today’s announcement follows IMAX’s September 2010 equity investment in Laser Light Engines (LLE), an initiative centered around developing technology to illuminate existing digital screens to IMAX standards. The Kodak technology is expected to extend these efforts and allow the illumination of IMAX 80-to-100-foot screens and domes with a brightness and clarity not currently attainable in these formats. The solution will also consume less power, last longer and have a wider color gamut when compared with existing technology.

“This license, combined with LLE and IMAX’s own intellectual property, puts us at the forefront of laser-based projection and will provide moviegoers, exhibitors and filmmakers around the world the level of quality for which the IMAX® brand is known,” said Gelfond.

About Kodak Entertainment Imaging

For over a hundred years, Kodak has been providing tools for the creative community to tell their stories in motion, and is focused on bringing the best in imaging capabilities to its customers. The world’s most celebrated movies, popular TV shows, cutting-edge music videos, effective commercials, and revealing documentaries are photographed on Kodak film. For information on Kodak’s film, digital and hybrid motion imaging products, services and technology solutions, visit www.kodak.com/go/motion.

About IMAX Corporation

IMAX Corporation is one of the world’s leading entertainment and technology companies, specializing in the creation and delivery of premium, awe-inspiring entertainment experiences. With a growing suite of cutting-edge motion picture and sound technologies, and a globally recognized entertainment brand, IMAX is singularly situated at the convergence of the entertainment industry, innovation and the digital media world. The industry’s top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and as such, the IMAX network is among the most important and successful theatrical distribution platforms for major event films around the globe. The Company’s new digital projection and sound systems – combined with a growing blockbuster film slate – are fueling the rapid expansion of the IMAX network in established markets such as North America, Western Europe, and Japan, as well as emerging markets such as China and Russia. IMAX theaters deliver the world’s best cinematic presentations using proprietary IMAX®, IMAX 3D®, and IMAX DMR® (Digital Re-Mastering) technologies. IMAX DMR enables virtually any motion picture to be transformed into the unparalleled image and sound quality of The IMAX Experience®.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Beijing and Shanghai. As of June 30, 2011, there were 560 IMAX theatres (417 commercial multiplex, 25 commercial destination and 118 institutional) operating in 46 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience® and The IMAX Experience® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions, including the length and severity of the current economic downturn, the opportunities that may be presented to and pursued by IMAX, competitive actions by other companies, the performance of IMAX DMR films, conditions in the in-home and out-of home entertainment industries, the signing of theatre system agreements, changes in law or regulations, conditions, changes and developments in the commercial exhibition industry, the failure to convert theatre system backlog into revenue, new business initiatives, investments and operations in foreign jurisdictions and any future international expansion, foreign currency fluctuations and IMAX’s prior restatements and the related litigation. These factors and other risks and uncertainties are discussed in IMAX’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q.

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For additional information please contact:

Media:

IMAX Corporation – New York

Ann Sommerlath/Adam Davis

212-821-0155

asommerlath@imax.com

adavis@imax.com

Kodak

Kelly Mandarano

585-724-0903

kelly.mandarano@kodak.com

Entertainment Media:

Principal Communications

Group – Los Angeles

Melissa Zuckerman

Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Investors:

IMAX Corporation – New York

Heather Anthony

212-821-0121

hanthony@imax.com

Kodak

Sandra Rowland

585-724-5147

sandra.rowland@kodak.com

Business Media:

Sloane & Company – New York

Whit Clay

212-446-1864

wclay@sloanepr.com

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